Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-117179) of Dollar Financial Group, Inc. and in the related Prospectus of our report dated August 27, 2004, with respect to the consolidated financial statements of Dollar Financial Corp. included in this Annual Report (Form 10-K) for the year ended June 30, 2004.


                                                         /s/ Ernst & Young LLP
                                                         ---------------------
Philadelphia, Pennsylvania
September 15, 2004